Exhibit 99.7

1309 W. 15th Street
Plano, TX  75075

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until __:__ _.M. Central Time on _____________, 2010.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-____________
Use any touch-tone telephone to transmit your voting instructions up until __:__ _.M. Central Time on __________, ____.  Have your proxy card in hand when you call and then follow the Instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to _________________________________________________.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
PLEASE MARK VOTES AS IN THIS EXAMPLE ■	DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VIEWPOINT FINANCIAL GROUP

The Board of Directors recommends a vote “FOR” each of the listed proposals.
1. The approval of the amended and restated plan of conversion and reorganization as described in the proxy statement/prospectus dated ________, 2010	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Election of the following individuals, each for a three year term:
2a. Gary D. Basham	FOR ☐	WITHHOLD ☐
2b. Jack D. Ersman	FOR ☐	WITHHOLD ☐
3. Ratification of the appointment of Ernst & Young LLP as ViewPoint Financial Group’s independent registered public accounting firm for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the amended and restated plan of conversion and reorganization.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. The following informational proposals:
5a. Approval of a provision in New ViewPoint Financial Group’s articles of incorporation to limit the ability of shareholders to remove directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5b. Approval of a provision in New ViewPoint Financial Group’s articles of incorporation requiring a supermajority vote to approve certain amendments to New ViewPoint Financial Group’s articles of incorporation.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5c. Approval of a provision in New ViewPoint Financial Group’s bylaws requiring a supermajority vote of shareholders to approve shareholder-proposed amendments to New ViewPoint Financial Group’s bylaws.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5d. Approval of a provision in New ViewPoint Financial Group’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New ViewPoint Financial Group’s outstanding voting stock.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from ViewPoint Financial Group prior to the execution of this proxy of the Notice of Annual Meeting and a Proxy Statement/Prospectus dated _________________, 2010.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

VIEWPOINT FINANCIAL GROUP
ANNUAL MEETING OF SHAREHOLDERS
__________________, 2010

The signer(s), on the reverse side hereby appoint(s) the Board of Directors of ViewPoint Financial Group with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of ViewPoint Financial Group which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders (“Meeting”) to be held on ________________, 2010 in the Dallas Room on the 3rd Floor of ViewPoint Bank’s offices located at 1201 W. 15th Street, Plano, Texas, at __:__ _.m., Central Time.  The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS SIGNED AND DATED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of ViewPoint Financial Group at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of ViewPoint Financial Group at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address changes: ____________________________________________________________________________________________________